UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Inducement Agreements

As previously disclosed, on September 10, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into an inducement agreement with each of the holders (the “Holders”) of certain common stock purchase warrants (“Exchange Warrants”) issued by the Company to the Holders pursuant to certain exchange agreements, dated as of September 10, 2024, by and between the Company and each Holder. Each such inducement agreement was amended as of September 30, 2024, for a second time as of October 31, 2024 and for a third time as of November 30, 2024 (as amended, collectively, the “September Inducement Agreements”). Pursuant to the September Inducement Agreements, the Company agreed, as consideration for exercising all or part of the Exchange Warrants held by any Holder on or prior to  December 31, 2024 (the “Inducement Period”), to issue to such Holder one or more common stock purchase warrants exercisable for up to a number of shares of Common Stock equal to 65% of the number of shares of Common Stock issued upon exercise of the Exchange Warrants. On December 20, 2024, the Company entered into a fourth amendment agreement (collectively, the “Amendments”) with each of the Holders to extend the expiration date of the Inducement Period to January 31, 2025.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendments, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

December Inducement Agreements

As previously disclosed, on March 26, 2024, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Existing Warrant Holders”), pursuant to which the Company issued and sold to the Existing Warrant Holders common stock purchase warrants (the “Existing Warrants”) exercisable for up to 1,675,803 shares of Common Stock (the “Existing Warrant Shares”). On December 20, 2024, the Company entered into inducement agreements (each, an “December Inducement Agreement”) with the Existing Warrant Holders, pursuant to which the Company agreed, as consideration for exercising all or part of the Existing Warrants held by any such Existing Warrant Holder at a per share exercise price of $1.70 on or prior to December 31, 2024, to issue to such Existing Warrant Holder one or more common stock purchase warrants exercisable for up to a number of shares of Common Stock equal to 150% of the Existing Warrant Shares issuable upon the exercise of the Existing Warrants pursuant to its December Inducement Agreement (such warrants, the “Inducement Warrants” and such shares of Common Stock issuable upon exercise thereof, the “Inducement Warrant Shares”). The Inducement Warrants will have a per share exercise price of $1.70.

The aggregate gross proceeds to be received by the Company will depend on the number of Existing Warrants actually exercised by the Existing Warrant Holders. If all of the Existing Warrants are exercised pursuant to the December Inducement Agreements, the Company will receive aggregate gross proceeds of approximately $2.9 million, before deducting financial advisory fees and other expenses payable by the Company. There is no guarantee that all of the Existing Warrants will be exercised by the Existing Warrant Holders pursuant to the December Inducement Agreements.

Pursuant to the December Inducement Agreements, the Company agreed to file a registration statement to register the resale of the Inducement Warrant Shares upon exercise of the Inducement Warrants (the “Resale Registration Statement”) as soon as reasonably practicable, but in any event no later than January 31, 2025, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the U.S. Securities and Exchange Commission as soon as practicable and keep such registration statement effective until no such holder owns any such Inducement Warrants or Inducement Warrant Shares issuable upon exercise thereof. Additionally, pursuant to the December Inducement Agreements, the Company agreed to hold an annual or special meeting of stockholders on or prior to the date that is sixty (60) days following the date of the December Inducement Agreements for the purpose of obtaining stockholder approval of the issuance of the Inducement Warrant Shares upon exercise of the Inducement Warrants. The Inducement Warrants will not be exercisable until the date the Company receives the approval (the “Stockholder Approval”) required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from our stockholders with respect to the issuance of the shares of Common Stock upon exercise of such Inducement Warrants (such date, “Stockholder Approval Date”), and will expire on the fifth anniversary of the Stockholder Approval Date.

Pursuant to the Purchase Agreement, the Existing Warrant Holders were granted the right to participate in certain offerings of the Company for a specified period of time (the “Original Participation Right”). Under the December Inducement Agreements, upon full exercise of the Existing Warrants, the Original Participation Right will terminate and the Existing Warrant Holders will receive a new participation right where they may participate in, until March 27, 2027, any offering by the Company up to an amount equal to such Existing Warrant Holder’s pro rata portion (measured by number of shares of Common Stock issuable upon exercise of all existing common stock purchase warrants of the Company as of the date of the December Inducement Agreements) of 40% of such offering on the same terms, conditions and price provided to other purchasers in the applicable offering.

The foregoing summary of each of the Inducement Warrants and the December Inducement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such form document, which are filed as Exhibits 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Inducement Warrants and Inducement Warrant Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Inducement Warrant.
10.1	Form of Fourth Amendment to September Inducement Agreement, dated December 20, 2024, between the Company and each Holder.
10.2	Form of December Inducement Agreement, dated December 20, 2024, by and between the Company and each Existing Warrant Holder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer